Exhibit 21





 Subsidiaries of the Company               Jurisdiction of Incorporation

Guyana Telephone and Telegraph
Company Limited                                  Guyana
Atlantic Tele-Center, Inc.                       Guyana
ATN (Haiti), Inc.                                Delaware
Transnet S.A.                                    Haiti
ATN (Haiti) S.A.                                 Haiti
Wireless World, LLC.                             United States Virgin Islands
Call Home Telecom, LLC.                          United States Virgin Islands
VI Access, LLC.                                  United States Virgin Islands